UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 10, 2003
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMMISSION FILE NUMBER 000-12739

AESP, INC.

(Exact Name Of Registrant As Specified In Its Charter)

FLORIDA (State Or Other Jurisdiction Of Incorporation Or Organization)	59-2327381 (IRS Employer Identification No.)

1810 NE 144th STREET
NORTH MIAMI, FL 33181
(Address Of Principal Executive Offices)

(305) 944-7710
(Registrant’s Telephone Number,
Including Area Code)

(Former Name Or Former Address,
If Changed Since Last Report)

SIGNATURE

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On June 9, 2003, AESP, Inc., (the “Company”) received a letter from the NASDAQ Small-Cap Market advising the Company that as a consequence of its common stock having traded below $1.00 for a consecutive 30-day trading period, the Company is not in compliance with the NASDAQ continued listing maintenance standards. Under the NASDAQ rules, the Company is subject to delisting of its common stock if the closing bid price of its common stock is not $1.00 per share or more for a minimum of ten consecutive trading days between this date and December 8, 2003. As a result, there can be no assurance that the Company will be able to maintain its listing on the NASDAQ Small-Cap Market.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized, this 10th day of June, 2003.

AESP, INC.

/s/ John F. Wilkens

John F. Wilkens, Chief Financial Officer

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